UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2008

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On November 25, 2008, the Compensation Committee of Exxon Mobil Corporation (the "Corporation" or "ExxonMobil") established a total ceiling of $232 million in respect of 2008 under the Corporation's Short Term Incentive Program, of which bonuses were granted to certain officers as follows:

R. W. Tillerson:               $4,000,000

D. D. Humphreys:            $2,364,000

H. R. Cramer:                   $1,744,598

Approximately 50 percent of the bonus will be paid to the executive in cash by year-end and the remaining 50 percent of the bonus will be paid on a delayed basis through the use of earnings bonus units ("EBUs").  Each EBU entitles the executive to receive an amount in cash equal to ExxonMobil's cumulative net income per common share as announced each quarter beginning after the grant.  Payout occurs on the date of publication of the Corporation's quarterly earnings statement for the twelfth (12th) full quarter following the date of grant, or when the maximum settlement value of $5.75 per unit is reached, if earlier.  Under the terms of the Short Term Incentive Program, in the event of a material negative restatement of results bonus awards paid on the basis of such results are subject to recoupment.  The form of EBU instrument used for settlement of 2008 bonuses is filed as Exhibit 99.1 to this report.

The Committee also established a total ceiling of 11 million shares in respect of 2008 to be granted as restricted stock or restricted stock units under the Corporation's 2003 Incentive Program, of which restricted stock awards were granted to certain officers as follows:

R. W. Tillerson:                    225,000    shares

D. D. Humphreys:                 106,400   shares

H. R. Cramer:                          77,000   shares

These restricted shares may not be sold (i) for half the shares, until five years after grant, and (ii) for the balance of the shares, until 10 years after grant or until retirement, whichever occurs later. These restricted periods may not be accelerated except in case of death.  During the restricted period, shares may not be transferred and are subject to forfeiture.  Potential events of forfeiture include early termination of employment or detrimental activity.  Examples of detrimental activity could include violating ExxonMobil's ethics policies or going to work for a competitor.  During the restricted period the holder of restricted stock is otherwise generally treated as a registered shareholder with the right to receive dividends and vote the shares.  The form of terms of the 2008 restricted stock agreements with executive officers is filed as Exhibit 99.2 to this report.

Effective December 1, 2008, the annual salary of H. R. Cramer will increase to $880,000.

Effective January 1, 2009, the annual salary of R. W. Tillerson will increase to $2,057,000, and the annual salary of D. D. Humphreys will increase to $1,010,000.

All ExxonMobil executive officers are "at will" employees of the Corporation and do not have employment contracts.

Item 9.01        Financial Statements and Exhibits

(d)  Exhibits.

99.1              Form of 2008 Earnings Bonus Unit instrument granted to executive officers.

99.2              Form of terms of 2008 restricted stock agreements with executive officers.

99.3              Short Term Incentive Program, as amended (incorporated by reference to Exhibit 99.2 to the Registrant's Report on Form 8-K dated November 2, 2007).

99.4              2003 Incentive Program (incorporated by reference to Exhibit 10(iii)(a.1) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: December 2, 2008                                     By:    /s/ Patrick T. Mulva

----------------------------------------------

Name:   Patrick T. Mulva

Title:     Vice President, Controller and

Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.          Description

99.1                    Form of 2008 Earnings Bonus Unit instrument granted to executive officers.

99.2                    Form of terms of 2008 restricted stock agreements with executive officers.

99.3                    Short Term Incentive Program, as amended (incorporated by reference to Exhibit 99.2 to the Registrant's Report on Form 8-K dated November 2, 2007).

99.4                    2003 Incentive Program (incorporated by reference to Exhibit 10(iii)(a.1) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).